EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PharmaCyte Biotech, Inc. and its subsidiaries (“Company”) on Form 10-Q for the period ended October 31, 2021 as filed with the United States Securities and Exchange Commission (“Commission”) on the date hereof (“Report”), the undersigned, Carlos A. Trujillo, the Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

Dated: December 14, 2021	By:	/s/ Carlos A. Trujillo
Name: Carlos A. Trujillo
Title: Chief Financial Officer (Principal Financial and Principal Accounting Officer)

This exhibit shall not be deemed with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing; however, it is instead furnished as provided by applicable rules of the Commission.